Exhibit 99.2

“RCT” means the material omitted has been filed separately with the Securities and Exchange Commission with an application requesting confidential treatment.

GAMING LICENSE AGREEMENT

THIS GAMING LICENSE AGREEMENT (the “Agreement) is entered into this 2nd day of June 2006 by and between Nevada CVS Pharmacy, L.L.C., Henderson CVS, L.L.C., Desert Eastern CVS, L.L.C., Maryland Parkway CVS, L.L.C., CVS 2989 Las Vegas, L.L.C., and Senip CVS, L.L.C. (hereinafter collectively “LICENSOR”), and CARDIVAN COMPANY, a Nevada corporation (hereinafter “OPERATOR”) upon the terms and conditions set forth below.

ARTICLE 1

DEFINITIONS

1.1                              Gaming Devices. The terms “Gaming Device” or “Gaming Devices” shall have the meaning set forth in Nevada Revised Statutes (“NRS”) 463.0155.

1.2                              Incidental Equipment. The term “Incidental Equipment” shall refer to the equipment reasonably necessary for OPERATOR to conduct business on the Leased Premises as described in this Agreement other than Gaming Devices including, but not limited to, surveillance and alarm systems, change tables, money safes or vaults, money counting or wrapping equipment, beverage dispensing equipment, chairs, etc.

1.3                              Store. The terms “Store” or “Stores” shall mean drug stores owned or leased and operated by LICENSOR or any affiliate thereof within the Territory as are listed on Exhibit A hereto. Pursuant to Section 2.3 below, new or replacement stores that may be opened or acquired by LICENSOR or any affiliate thereof within the Territory during the term of this Agreement may be added as Stores to this Agreement at the sole and absolute discretion of LICENSOR.

1.4                                 Licensed Premises. The term “Licensed Premises” shall mean the particular area within each Store that is set aside by LICENSOR for use by OPERATOR pursuant to this Agreement.

1.5                                 Program. The term “Program” shall refer to the activities described in Article 2 hereof relating to the various obligations undertaken by OPERATOR pursuant to this Agreement whereby it will install and operate Gaming Devices in the Stores.

1.6                                 License Fees. The term “License Fees” shall have the meaning set forth in the Section 4.1 hereof.

1.7                              Territory. The term “Territory” shall mean the State of Nevada.

1.8                              Effective Date. The term “Effective Date” shall mean June 2, 2006.

1.9                              Operational Date. The term “Operational Date” shall mean, as to each of the respective Stores, the first date when OPERATOR’s Gaming Devices commence operation for all hours during which the applicable Store is open to the public.

ARTICLE 2

ESTABLISHMENT OF PROGRAM

2.1                                Gaming Program. The parties agree that OPERATOR shall place and operate the number of Gaming Devices in each Store as set forth in Exhibit A and shall be entitled, subject to Section 2.3 below, to place and operate such number of Gaming Devices in new or replacement Stores opened or acquired by LICENSOR within the Territory during the term of the this Agreement, as may be mutually agreed by the parties. OPERATOR shall also be allowed to install Incidental Equipment at each Store within the Licensed Premises for use in connection with its gaming operations. OPERATOR will be responsible for providing the necessary Gaming Devices, Incidental Equipment, and all support necessary to install, maintain, repair and operate its Gaming Devices at each Store. LICENSOR acknowledges and agrees that OPERATOR’s business activities will include activities relating to the placement and installation of its equipment, periodic loading and servicing of its equipment, counting, wrapping, and removal of cash, making change for its gaming customers, security monitoring of its gaming operations and equipment, and staffing to provide all of the foregoing services as well as supervision of play of the Gaming Devices. LICENSOR acknowledges and agrees that OPERATOR (i)  may provide, subject to compliance with applicable laws and regulations, complimentary non-alcoholic beverage service to its gaming customers from time-to-time as part of its operations within the Stores, and (ii) may, subject to compliance with applicable laws and regulations, from time to time conduct promotional activities related to its gaming business at any of the Stores. OPERATOR agrees that its Gaming Devices will possess features, performance levels, and quality standards equivalent to prevailing industry standards and that it will maintain, repair, and refurbish its Gaming Devices as needed to meet and maintain such standards.

2.2                                 Initial Program and Expansion. The Program shall apply to each Store identified in Exhibit A hereto as of the Effective Date. The Program shall also apply, subject to Section 2.3 below, prospectively to any new, replacement, or acquired Stores operated by LICENSOR or any affiliate within the Territory during the term of this Agreement, unless the Store(s) is subject to a pre-existing agreement regarding the placement and operation of Gaming Devices on the premises which was entered into by LICENSOR’s predecessor-in-interest and which is binding upon LICENSOR or its affiliate. The opening of any new, replacement, or acquired location that is subject to this Agreement shall not expand or otherwise affect the expiration date of the term of this Agreement.

2.3                                Exclusivity. LICENSOR grants to OPERATOR the exclusive right to use the Licensed Premises for the operation of gaming devices at all Stores it or any of its affiliates operate in the Territory during the term of this Agreement, and shall not permit the installation or operation of any Gaming Device by any person or entity other than OPERATOR in any of said Stores. This right of exclusivity shall also, subject to the last paragraph of this Section 2.3, apply to any new or replacement Stores opened or acquired by

LICENSOR within the Territory during the term hereof where LICENSOR is not otherwise limited in its ability to allow gaming on the premises at the time of its acquisition or development of the premises (i.e., where such right is expressly retained by a master lessor of the premises or by another person having the right to control gaming operations on the premises at the time the premises are acquired by LICENSOR).

OPERATOR understands and agrees that neither this Agreement nor any terms contained herein shall apply to any location currently operated by CVS Pharmacy, Inc. (“CVS”), or any affiliate of CVS within the Territory. In addition, LICENSOR and affiliates of LICENSOR, in their sole and absolute discretion, shall determine if any new or replacement location opened or acquired during the Term of this Agreement shall include gaming operations and, therefore, become subject to this Agreement.

2.4                                 Location of Gaming Devices within the Stores.

(a) LICENSOR shall provide a suitable location as close to the main entrance of each Store as possible for the operation of the Gaming Devices and Incidental Equipment, which shall constitute the Licensed Premises for OPERATOR’s exclusive use for its business operations. In connection with this space, LICENSOR grants to OPERATOR the exclusive right to use each Licensed Premises for the installation, maintenance, and operation of the Gaming Devices and Incidental Equipment and agrees that it will not allow any other use of such space by the Store or by any other vendor or lessee, or by LICENSOR. The particular location and size of the Licensed Premises for each location shall be agreed upon by the parties on a property-by-property basis. In the case of the existing operating locations listed on Exhibit A, the current location of the Gaming Devices are deemed to be in compliance with the requirements of this Section 2.4.

(b) Any change in the location of any Licensed Premises within any Store shall require the mutual consent of both parties except where such change is required pursuant to law or applicable regulation, an order of a governmental agency having jurisdiction over the premises, a master lessor of a Store pursuant to limitations or restrictions contained in LICENSOR’s lease therefor, or by order of any property owner(s) or any property management association exercising its authority over a Store pursuant to limitations or restrictions contained in any recorded conditions, covenants and restrictions that apply to said Store. LICENSOR shall have the right to change the location of the Licensed Premises within any Store that is reconfigured or otherwise significantly altered in which case LICENSOR shall provide OPERATOR with reasonable advance notice of the reconfiguration or alteration, and the parties shall exercise good faith efforts to agree upon a mutually acceptable new location of the Licensed Premises within in the Store.

2.5                                Government Permits and Related Approvals. OPERATOR shall be responsible, at its sole cost and expense, to obtain any and all governmental permits, licenses, consents and approvals necessary to conduct gaming operations on the respective Licensed Premises. LICENSOR shall provide such information and documentation as OPERATOR may be required to provide to any governmental authority or which OPERATOR may reasonably request for the purpose of assisting in the application for or maintenance of any such permits, licenses, or approvals. All such permits, licenses, and approvals shall be maintained in good standing by OPERATOR at its sole cost and expense throughout the term of this Agreement.

2.6                                 Incidental Services at the Stores.

(a)  OPERATOR shall be permitted to have a change attendant at any or all of the Licensed Premises within the Stores during all hours that each respective Store is open to the public. LICENSOR agrees that Operator’s on-site employees at the Stores shall be permitted to use the restrooms and break-room areas available on the premises of each relevant Store in the same fashion as such facilities are available for use by LICENSOR’s employees.

(b) OPERATOR shall be permitted, subject to compliance with applicable laws and regulations, to offer complimentary non-alcoholic beverages to customers who play its Gaming Devices in any of the Stores provided, however, that OPERATOR shall not prohibit said customers from bringing on to the Leased Premises groceries, beverages or other items purchased from LICENSOR at any Store.

2.7                                 Use of Trade Names and Service Marks.

(a) Each party hereby grants to the other party a non-exclusive right and license to use the respective trademarks and/or service marks of each other that are used in connection with the businesses operated at the Stores in their respective promotional activities provided, however, that each party retains the right of prior approval of any marketing or promotional advertising by the other party which includes any of its logos, trademarks or service marks. Each license granted in this section shall apply only to the Program, and the recipient shall make no other use thereof except as expressly permitted in this Agreement.

(b) Except as specifically provided in this section, each party retains all legal and equitable rights in and to its respective trademarks and service marks and no use other than as permitted herein shall be made by any other party without the prior written consent of the party holding said rights.

(c) Each party acknowledges and agrees that the other’s trademarks and service marks are solely the property of such party and that this Agreement does not in any way grant to a right to use the other’s trademarks and service marks except as expressly provided herein. No party shall assert any right or title to or interest in the trademarks and service marks, including any logos, insignia, trade dress, slogans, designs or advertising themes of any other party except as permitted hereunder, and all use thereof shall inure to the benefit of the respective owner thereof.

(d) Immediately upon expiration or termination of this Agreement for whatever reason, each party shall cease using the trademarks and service marks of the other party.

2.8                                Compliance with Federal, State and Local Laws. OPERATOR agrees that it will comply with any and all local, state, and federal laws, regulations and orders now in effect or which may hereafter be enacted pertaining to or affecting the installation, operation, and maintenance of its Gaming Devices and Incidental Equipment.

2.9                                Expenses. OPERATOR agrees that it will bear all costs and expenses necessary to conduct the Program including, but not limited to costs and expenses related to the purchase or lease of its Gaming Devices and Incidental Equipment, freight and delivery charges and installation costs relating thereto, governmental fees, taxes and assessments relevant to the Program, maintenance and repair costs relating to its Gaming Devices and Incidental Equipment, and all costs relating to its employees. LICENSOR shall have no obligation for any Program cost or expense except as is specifically described in Article 3 and Section 7.2 following.

ARTICLE 3

INSTALLATION, MAINTENANCE AND RELOCATION

3.1                                 Site Selection and Preparation.

(a) LICENSOR agrees to provide space within each Store that is adequate for OPERATOR’s gaming operations and that is mutually acceptable to both parties. The space provided shall meet all requirements imposed by Nevada Gaming Commission regulations, State law, or by State or local building or health and safety codes and ordinances applicable to such gaming operations.

(b) OPERATOR and LICENSOR agree to conduct site review meetings at proposed new Stores and will mutually agree upon the location of the Licensed Premises for such properties based on an analysis performed jointly to determine locations that are convenient to the customers of LICENSOR, not unreasonably obtrusive to LICENSOR’s operations, most likely to generate the greatest use of the Gaming Devices, and convenient with regard to OPERATOR’s installation and surveillance procedures.

(c) With regard to any proposed new, replacement, or acquired locations, OPERATOR agrees to submit plans and specifications to LICENSOR for its approval (which approval shall not be unreasonably withheld) showing the interior design of each Licensed Premises and the proposed placement of all Gaming Devices and its Incidental Equipment. LICENSOR and OPERATOR agree to exercise good faith efforts to resolve any objections which LICENSOR may have with regard to any such plans.

(d) OPERATOR agrees to maintain the areas within the Licensed Premises in an orderly, clean, and sanitary fashion so that customers have convenient and unobstructed access to the Gaming Devices. LICENSOR agrees to provide normal and customary cleaning services outside of the Leased Premises and within the Stores.

3.2                                 Installation of Gaming Devices and Site Preparation.

(a)  An installation schedule will be mutually agreed to and established between OPERATOR and LICENSOR for any new, replacement, or acquired locations, and the parties will both use their best efforts to meet the schedule.

(b) LICENSOR authorizes OPERATOR to install its Gaming Devices and the Incidental Equipment at the Stores and to connect the Gaming Devices and Incidental Equipment to electrical conduits and to such other facilities as are reasonably necessary for their operation. All work necessary for the installation of the Gaming Devices and the Incidental Equipment and the connection thereof to the appropriate utilities shall be provided by OPERATOR at its sole cost and expense. The work shall be done at such times as are agreed upon by both parties so as to minimize disruptions to LICENSOR’s business operations. OPERATOR agrees to restore promptly any property damaged by it or by any of its employees, subcontractors or agents.

(c) LICENSOR agrees to provide at its own expense adequate air conditioning, heating, lighting, and electrical service within the Licensed Premises for OPERATOR’s business operations including, where required, installation of a smoke ventilation system, and all conduit, hook-ups and outlets reasonably necessary to support the gaming operation.

(d) OPERATOR shall be permitted to design and decorate the interior of the Licensed Premises with fixtures and signage and in such colors, decor and style as are reasonably acceptable to LICENSOR. OPERATOR shall have the sole discretion in choosing the type and denomination of the Gaming Devices, subject to compliance with the terms of this Agreement.

3.3                                Access to Licensed Premises. LICENSOR agrees to provide for uninterrupted access by OPERATOR’s customers to the Licensed Premises during all normal hours of operation of each Store. LICENSOR shall exercise its reasonable best efforts to provide OPERATOR five (5) days prior written notice of any non-emergency remodeling or construction activity that could affect the power supply to the Gaming Devices or block access to the Gaming Devices. Arrangements shall be made with OPERATOR for any movement of the Gaming Devices and the Incidental Equipment during any such period of remodeling or construction. During any period of time that a Store is closed for one (1) day or more, or during which access to the Gaming Devices is substantially blocked, the Rental Fee described in Section 4.1, below, for that property shall be abated, pro-rata, on the basis of a thirty (30) day month.

3.4                                 Staffing of Licensed Premises. OPERATOR may, at its sole cost and expense, maintain staff in each Licensed Premises to provide the services relative to its Program during all hours that each Store is open to the public. Subject to any applicable laws or regulations, the hours that such staff is present in each Licensed Premises parties may be changed by mutual written agreement of both parties. Any staffing of the Licensed Premises required by law, regulation, or order from competent authority shall be provided by and at the expense of OPERATOR.

Should there be no requirement by law, regulation, or order from competent authority, for OPERATOR to provide staffing, then LICENSOR hereby agrees to provide supervision by its on-site employees for the gaming devices by providing adult supervision at all times at which the gaming devices are exposed for play. This Paragraph currently applies only to Store #8801, located in Elko.

3.5                                Beverage Service. OPERATOR may, subject to compliance with applicable laws and regulations, install in any of the Stores and operate as a part of its gaming operations non-alcoholic beverage dispensing machines for the purpose of providing complimentary beverages to its customers.

3.6                                Promotional Activities. OPERATOR shall have the right to conduct gaming promotions on the Leased Premises in conjunction with its gaming business. Such promotional activities may result in patrons being awarded cash, products or services provided by Herbst Gaming, Inc., or its affiliated entities. OPERATOR may submit proposals to LICENSOR from time-to-time regarding opportunities for joint promotional programs subject to such further terms and conditions upon which the parties may subsequently agree. LICENSOR shall have the right to agree to participate in such joint programs, or may decline to do so, within its sole discretion. OPERATOR agrees to comply with all applicable laws in regards to any such promotional activities and shall revise, limit, change or terminate any promotion that LICENSOR reasonably believes is harmful to its business or offensive to its customers.

3.7                                 Maintenance of Gaming Devices and Incidental Equipment. OPERATOR agrees to keep its Gaming Devices and all Incidental Equipment in good operating order and condition at all times and at its sole cost and expense. OPERATOR agrees to regularly service, clean and maintain its Gaming Devices and all Incidental Equipment and shall promptly and at its sole expense repair or replace any faulty or defective parts or equipment. LICENSOR agrees to allow OPERATOR and its employees, contractors and agents reasonable access to the Stores for the purpose of maintenance, repair, replacement, and removal of its Gaming Devices and Incidental Equipment.

3.8                                 Maintenance of Licensed Premises. OPERATOR shall, at its sole cost and expense, keep all of the Licensed Premises in good order and condition and in a clean and sanitary condition. If OPERATOR fails to perform its obligations under this Section, LICENSOR may at its option (but shall not be required to) and upon reasonable notice, enter upon the Licensed Premises and put the same in good order and condition and in a clean and sanitary condition, and the reasonable cost thereof shall be reimbursed by OPERATOR to LICENSOR. LICENSOR agrees to to include the Licensed Premises in its program of sweeping the floors of its facilities on at least a daily basis at no charge to OPERATOR.

3.9                                Utilities. LICENSOR agrees that it will provide 110 volt electrical power necessary to operate the Gaming Devices and Incidental Equipment and all required installations of conduit and outlets in order to provide each Licensed Premises with an adequate number of outlets. LICENSOR shall provide the typical and customary utility services to the Licensed Premises as same is generally available at each property, including lighting, heating, air conditioning and trash removal.

3.10                           Removal of Gaming Devices and Incidental Equipment. Upon expiration or termination of this Agreement, OPERATOR agrees to remove its Gaming Devices and Incidental Equipment within five (5) days from the date of expiration or termination and otherwise in compliance with Section 8.6 below. Any Gaming Devices or Incidental Equipment not removed within this period may be removed from the Licensed Premises and placed into storage by LICENSOR. If LICENSOR places any such items into storage, OPERATOR agrees to pay all costs of removal, transportation and storage incurred by LICENSOR (including, should LICENSOR provide any one or more of these services itself, a reasonable sum for same) prior to the release of its Gaming Devices and Incidental Equipment.

3.11                           Property Status of Gaming Devices and Incidental Equipment; Taxes.

(a)  The Gaming Devices and Incidental Equipment are and shall remain OPERATOR’s personal property and shall not become fixtures or appurtenances to real property. OPERATOR agrees to pay any sales, use, excise, privilege or personal property taxes (or other taxes) or fees levied against the Gaming Devices and its Incidental Equipment.

(b)  OPERATOR agrees to notify all appropriate taxing authorities of its mailing address for the purpose of receiving tax bills, notices and correspondence pertaining hereto. OPERATOR shall not use the address of any Store or any address of LICENSOR for this purpose unless required to do so by law.

(c)  OPERATOR shall not be responsible for any portion of the real property taxes or assessments levied upon the real estate on which each Store is located or any taxes that may be levied upon the business activities of LICENSOR.

(d)  OPERATOR may file financing statements, fixture filings, notices of non-responsibility, or other similar documents as it deems appropriate in order to protect its interest in its cash that is maintained on the Licensed Premises, the Gaming Devices, and the Incidental Equipment against claims by creditors of LICENSOR.

ARTICLE 4

RENTAL FEES

4.1                                 Rental Fees for Existing Stores. OPERATOR agrees to pay to LICENSOR a fixed monthly rent for each of the Licensed Premises based on the number of Gaming Devices operated at each respective Licensed Premises (hereinafter the “Rental Fees”). The Rental Fees due and payable in connection with the existing Stores subject to this Agreement are set forth in Exhibit A.

4.2                                 Rental Fees for New Stores. The parties agree that, with respect to the Rental Fees that may become due for gaming operations conducted in new, replacement, or acquired Stores added during the term of this Agreement, subject to Section 2.3 above, such Rental Fees shall be determined on a property-by-property basis by mutual agreement of the parties. The parties further agree that the Rental Fees for such new, replacement, or acquired properties should be as uniform and consistent as possible with the Rental Fees charged for similar properties under this Agreement.

4.3                                 Adjustments to Rental Fees. In the event of (i) any decrease in the daily hours of operation of any Store(s); (ii) a material change in the location of the Licensed Premises or of the internal configuration of a Store (including any material change of the entrances to the property or location of the checkout stands); (iii) the implementation of any law or regulation prohibiting smoking in the Licensed Premises or otherwise restricting the ability of OPERATOR’s patrons to smoke in the area; or (iv) a change in any law, rule or regulation specifically affecting OPERATOR’s ability to conduct gaming operations in conjunction with LICENSOR’s primary business operations at the particular location, and such event or circumstance materially adversely affects OPERATOR’s revenues at the property, the parties agree to negotiate in good faith a reduction of the Rental Fee for the affected property. If OPERATOR determines that an adjustment in the Rental Fees is required at any particular property as a result of the occurrence of an event described in this section, OPERATOR shall provide written notice of such event to LICENSOR within ninety (90) days after the occurrence of such event, failing which any right of adjustment due to said event shall be deemed waived. The parties agree that should such event occur and notice be duly given by OPERATOR, they will use their best efforts to mutually agree upon the amount of the Rental Fee reduction. If the parties are unable to mutually agree as to the amount of the reduction of the Rental Fee, they agree to the engagement of an independent nationally recognized accounting firm, selected and approved by all parties herto, for the purpose of reviewing OPERATOR’s earnings at the affected Store for periods immediately before and after occurrence of the precipitant circumstance and determination of the amount of the adjustment of the Rental Fee.

4.4                                 Due Date. All Rental Fees required to be paid pursuant to this section shall be paid on a monthly basis in advance and, as to new, replacement, or acquired locations, shall commence to be due effective as of Operational Date for each such location.

4.5                                 Abatement of Rental Fees. In addition to the abatement of Rental Fees permitted by Section 3.3, above, the Rental Fees for any particular Store shall be abated on a pro-rata daily basis, based on a thirty (30) day month under the following circumstances:

(a)  For any casualty which results in the closure of the Store for one (1) or more days;

(b)  For any event of force majeure which results in the closure of a Store for one (1) or more days;

(c)  Upon the enforcement of any order of a court or of any governmental agency which results in the closure of a Store for one (1) or more days; or

(d)  During periods when LICENSOR remodels or otherwise renovates any Store resulting in the temporary closure of one or more major departments to the public. In such cases, the Rental Fee applicable to the property shall be reduced by RCT for so long as any major department(s) within the location remains closed. Should any exterior remodel or renovation of the shopping center in which any Store is located results in impaired access to the property or in substantially reduced parking being available for customers of the property and a reduction of gaming revenues to OPERATOR, the parties agree that there shall be an equitable reduction in the Rental Fees paid by OPERATOR during such period of impaired access or reduced parking.

4.6                                 Proration for Partial Months of Operation. Should any Licensed Premises be closed or otherwise inaccessible on any day other than the last day of a month for any reason other than a Material Default by the OPERATOR, or should OPERATOR’s gaming business that is conducted on the premises commence on a day of the month other than the first day of the month, the parties agree that the Rental Fee due for the month shall be pro-rated to reflect the actual days of operation in the month, based on a 30 day month.

4.7                                Late Charge. Payments of Rental Fees made more than ten (10) days after the due date shall be assessed interest at the rate of one percent (1.0%) per month, or the maximum rate of interest allowable on judgments in the State of Nevada, whichever is less.

ARTICLE 5

TERM

5.1                              Term. The term of this Agreement (the “Initial Term”) shall commence on the Effective Date, as herein defined, and end at midnight RCT.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1                              Representations and warranties by LICENSOR. LICENSOR represents and warrants that:

(a)  It is a limited liability company duly formed and validly existing under the laws of the State of Nevada and/or is duly authorized to conduct business in the State of Nevada.

(b)  It controls and operates each Store listed in Exhibit A hereto.

(c)  To the best of its actual knowledge, no action, authorization or consent of any other person or entity is required in connection with the execution, delivery and performance by LICENSOR of this Agreement and the consummation of the transactions described herein.

(d)  It expressly disclaims any representation or warranty that it is under any obligation to continuously operate any Store, or any portion thereof.

(e)   Should LICENSOR agree to sell or otherwise convey any or all of its Stores or its leasehold rights with regard to such properties during the term hereof, LICENSOR represents and warrants that it will cause its successor or assignee to agree to accept all obligations imposed on LICENSOR by this Agreement on the same terms as conditions as set forth herein. LICENSOR agrees that it will require its successor(s) or assign(s) to provide its acceptance of this Agreement in writing acceptable to OPERATOR.

6.2                                Representations and Warranties by OPERATOR. OPERATOR represents and warrants that:

(a)  It is a corporation duly formed and validly existing under the laws of the State of Nevada and is duly authorized to conduct business in said State;

(b)  It shall, upon installation of the Gaming Devices, hold valid title to the Gaming Devices and all Incidental Equipment, either as the owner or as the lessee thereof;

(c)  All Gaming Devices and all Incidental Equipment used on any of the Leased Premises shall comply with all applicable federal, state, county and city laws; and

(d)  It shall remain throughout the term hereof duly licensed for the conduct of gaming by the appropriate agencies of the State of Nevada and any Cities and/or Counties in which any Store(s) are located.

(e)  To the best of its actual knowledge, no action, authorization or consent of any other person or entity is required in connection with the execution, delivery and performance by OPERATOR of this Agreement and the consummation of the transactions described herein.

ARTICLE 7

INSURANCE AND INDEMNITY

7. 1                              Insurance to be Provided by OPERATOR. OPERATOR agrees that it will continuously maintain in force policies of commercial general liability, all risk property insurance, automobile liability, and workers compensation insurance covering OPERATOR’s conduct and that of its employees, subcontractors and agents during the term of this Agreement. These policies shall provide coverage with limits not less than the minimum limits set forth, below, with financially responsible insurers reasonably acceptable to LICENSOR and is licensed and authorized to do business in the State of Nevada.

(a) Commercial General Liability	Minimum Limits

Bodily Injury/Property	Damage $2,000,000.00 per occurrence or equivalent aggregate

This policy shall carry the following coverages:

Premises/Operations

Broad Form Blanket Contractual Liability,

(specifically covering the indemnity obligations set forth herein);

Products and Completed Operations;

Independent Contractors;

Personal Injury Liability (with employee and contractual exclusions removed);

Broad Form Property Damage;

Advertising Liability; and

Severability of Interests Clause

(b) All Risk Property	Replacement Cost

(c) Automobile	Same as in § 7.1(a) covering owned non-owned and hired vehicles

(d) Workers’ Compensation

Workers’ Compensation	Statutory Limits
Employer’s Liability	(Same as in § 7.1(a)(i))

The foregoing policies shall be on a form reasonably acceptable to LICENSOR, shall name LICENSOR as an additional insured under the Commercial General Liability policy as LESSOR’s interests may appear, specifically covering OPERATOR’s indemnification obligations undertaken pursuant to this Agreement. The foregoing policies shall state that the insurance coverage is primary and non- contributory as regards any other insurance carried by LICENSOR.

7.2                                 Insurance to be Provided by LICENSOR. Subject to those insurance obligations required by any lease or CC&Rs affecting any of the Stores, LICENSOR shall continually keep insured the building of which each Licensed Premises are a part, and all structural portions thereof, against, at a minimum, those risks covered in a fire policy with extended coverage. LICENSOR may, at its option, fulfill the requirements of this Section 7.2 by a combination of primary (with minimum limits of $1,000,000.00) and excess liability coverages.

7.3                                 Waiver of Subrogation. Each of LICENSOR and OPERATOR waives any and all rights of recovery against the other, or against the shareholders, partners, directors, officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is normally insured against by a fire policy with extended coverage but only to the extent that such other party is in compliance with the obligations required of it under this Article 7 at the time of such loss or damage. Notwithstanding the foregoing, however, this section shall not be operative in any case where the effect thereof is to invalidate or otherwise impair any insurance coverage applicable to any such loss or damage or to increase the cost thereof.

7.4                                 Certificates of Insurance. Evidence of the insurance coverages described in this Article 7 represented by certificates of insurance in a form satisfactory to each party and issued by the respective insurers, shall be furnished to each party and shall specify the additional insured status mentioned, above. Certificates shall state that both parties shall be notified in writing by the insurer at least thirty (30) days’ prior to cancellation or material change in any policy. Renewal certificates of coverage shall be supplied to each party within thirty (30) days after the expiration date of any required coverage.

7.5                                 Mutual Indemnification. Each party (the “Indemnifying Party”) shall at all times indemnify and hold harmless the other party and said other party’s successors, assigns, shareholders, partners, directors, officers, agents, affiliates, subsidiaries, parent company, and employees (collectively, the “Indemnified Parties”) from and against any and all liabilities, damages, penalties, settlements, judgments, orders, losses, costs, charges, attorneys’ fees, and all other expenses and shall, further, defend the Indemnified Parties from any and all claims, actions, suits, prosecutions, and all other legal and/or equitable proceedings resulting from or relating to (whether directly or indirectly) any allegation (whether founded or unfounded and regardless of the nature or character thereof) regarding: (i) any negligent, willful, reckless, or wrongful act or omission of the Indemnifying Party, its employees, representatives, contractors or agents; (ii) any breach of, or inaccuracy in, any representation and/or warranty made by the Indemnifying Party herein including, without limitation, claims for personal injury, death or damage to property or other demands; (iii) any failure to perform by the Indemnifying Party, or any defect in said party’s performance of, its obligations and duties pursuant to this Agreement; or (iv) any alleged violation by the Indemnifying Party of any law, statute, regulation or ordinance.

7.6                                 Notice of Claim of Indemnity. Upon receiving notice or knowledge of any claim, event or loss for which indemnity is sought hereunder, the party seeking indemnification shall tender the matter to the Indemnifying Party and cooperate with its defense as the Indemnifying Party- may reasonably request, and permit the Indemnifying Party to defend, try, settle, or appeal such matter as such party shall determine.

ARTICLE 8

BREACH, DEFAULT AND TERMINATION

8.1                                 Termination Upon Material Default.

(a) This Agreement may be terminated by LICENSOR immediately, and without recourse against LICENSOR, should the permits and licenses held by OPERATOR in connection with its gaming operations at the Stores expire and not be renewed on a timely basis or be revoked as a result of OPERATOR’s noncompliance with applicable laws.

(b) This Agreement may be terminated by either party upon a Material Default of this Agreement by the other party. As used herein, the term “Material Default” shall mean a breach of a material obligation of a party continuing after notice of “Material Default” has been given and any applicable cure periods have expired without legal justification. Neither party shall be in Material Default unless such party fails to perform one (1) or more obligations required of it (in which case such party shall be deemed to be in breach of the Agreement) and, thereafter, and in response to a notice of breach from the non-breaching party, the party in breach fails to remedy and cure such breach as provided herein.

(c) Upon the occurrence of a Material Breach of the Agreement, the non-breaching party shall provide a written notice of breach specifying those obligations which the breaching party has failed to perform; which notice shall include a demand to immediately commence to cure such breach and to diligently prosecute such cure through to its completion. No breach shall be deemed to become a Material Default unless and until said notice of breach has been delivered as provided in Section 9, below, and the breaching party has failed to cure the specified breach(es) within: (i) ten (10) days for breaches consisting of a failure to remit funds which are fixed, due and owing; and (ii) thirty (30) days for all other categories of breach; provided, however, that if the nature of the breach is such that more than thirty (30) days is reasonably required for performance and cure, then the breaching party shall not be in

Material Default if such party commences performance and cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

(d) Upon the Material Default by a party, the other party shall deliver a notice to the party in Material Default confirming the effective date of cancellation of the Agreement.

8.2                                 Bankruptcy. Notwithstanding anything in this Agreement to the contrary, in the event that OPERATOR shall become bankrupt (including, without limitation, the filing of a voluntary petition under United States Bankruptcy Code), or make any assignment for the benefit of creditors or if its interests hereunder shall be levied upon or sold under execution or other legal process, or in the event OPERATOR ceases business or is taken over by the authority of the United States or other governmental supervisory authority, LICENSOR may terminate this Agreement unless to do so would require the consent of such governmental authority or other supervisory authority, in which case LICENSOR may terminate this Agreement upon obtaining such consent.

8.3                                 Partial Nullity. This Agreement shall become partially null and be of no further force or effect with respect to any one (1) or more Stores at any time or times (without liability to any party except for any liabilities previously accrued and outstanding) upon the issuance of any order, rule or regulation of any regulatory agency or administrative body (including condemnation of a property by right of eminent domain), or the decision or order of any court of competent jurisdiction that is controlling or binding on such party prohibiting the installation, maintenance and/or use of the Gaming Devices at said Store or otherwise making the continued use of said Store unreasonably unprofitable or undesirable to either party.

8.4                                 Termination At Will.

(a) LICENSOR shall have the right to terminate this Agreement at any time as to any one (1) or more Stores upon providing not less than thirty (30) days prior written notice to OPERATOR should the lease under which LICENSOR operates the Store(s) expire or be terminated by the lessor or should economic or business factors require (as reasonably determined by LICENSOR in its sole discretion) the closure of such Store(s). If LICENSOR evokes this form of termination as to a Store, it agrees that it will not thereafter conduct or permit gaming operations to be conducted on the premises of the Store, to the extent LICENSOR or one of its affiliates continues to have control of the Store, by any person or entity other than OPERATOR during the remaining term of this Agreement.

(b) If LICENSOR, or any successor-in-interest of LICENSOR, changes the format of any Store to a use other than for the sale of groceries and related items, notions, and goods typically sold in drug stores, then OPERATOR shall have the right to terminate this Agreement, but only as to such Store or Stores, which right may be exercised in the sole discretion of OPERATOR. In the event of such termination by OPERATOR, LICENSOR shall incur no further obligation or liability to OPERATOR as the result of such termination. As used herein, the term “drug store” is intended be a dynamic term reflecting the various changes in retailing methods, patterns and programs as same may be created, developed, deleted or otherwise revised from time-to-time by LICENSOR and (without limitation) other drug store operators such as Rite Aid and Walgreens.

8.5                                 Destruction or Condemnation. Without limiting the effects described in Section 8.3, above, and if during the term hereof any Store is damaged or destroyed by a fire or other casualty or is partially acquired or condemned by right of eminent domain for any public or quasi-public use or purpose, this Agreement shall remain in full force and effect except that in the event of such casualty, the Rental Fee for the affected Licensed Premises shall abate (except to the extent that such fees are recoverable from insurance proceeds) pursuant to Section 4.3, above, from the date of destruction until the restoration and re-opening for business of the affected property; and in the event of a partial condemnation, the Rental Fee for the affected Licensed Premises shall abate equitably and proportionately from the date of the physical taking in an amount upon which the parties shall mutually agree according to the nature and extent of the taking of the affected Store and the affected Licensed Premises, if any.

8.6                                 Events Upon Termination. Upon the expiration or termination of the Agreement or of gaming operations at any particular Store, OPERATOR and LICENSOR will each assist the other party in an orderly conclusion hereof and the transfer of all assets herein described, tangible or intangible, as may be necessary for the orderly, non-disruptive continuation of OPERATOR’s and LICENSOR’s businesses, including continuity of gaming operations on the Licensed Premises by a third party, if applicable. Upon the expiration or termination of this Agreement, OPERATOR shall remove its Gaming Devices, Incidental Equipment, and its other property from each Licensed Premises. The costs for removal of the Gaming Devices, Incidental Equipment and other property of OPERATOR and any site restoration shall be paid as follows:

(a)  In the event of an expiration of the Agreement at the end of the Initial Term or any Renewal Term, or the expiration or termination of the gaming operations at any particular Store, OPERATOR shall bear all costs and expenses for the removal of all Gaming Devices, Incidental Equipment and other property of OPERATOR, and LICENSOR shall bear all costs and expenses for site restoration except to the extent that any repairs to any Licensed Premises or Store are necessitated as a result of the negligence or willful misconduct of OPERATOR or its contractors;

(b)  Upon a cancellation based upon a Material Default of the Agreement, the party in Material Default shall be liable for any and all costs and expenses for removal of the Gaming Devices, Incidental Equipment, and other property of OPERATOR and for costs of site restoration;

8.7                                 Rights and Remedies. Except as provided in Section 8.1(a), above, nothing contained in this Agreement shall be construed so as to limit or in any way restrict the rights of any party to seek any legal and/or equitable relief or remedy to which such party may be entitled.

ARTICLE 9

GENERAL TERMS AND CONDITIONS

9.1                                 Force Majeure. Each party hereto shall be excused from the performance of any services hereunder for any period and to the extent that it is prevented from performing such service, in whole or in part, as a result of delays caused by the other party or an Act of God, war, civil disturbance, court order, fire, explosion, strike, freight embargo, labor dispute, Act of any government, de jure or de facto, or any agency or official thereof, third-party nonperformance, default of manufacturer or supplier as a subcontractor, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, or other utilities or its related equipment, and such nonperformance shall not be a breach hereunder or a ground for termination or cancellation hereof.

9.2                                 Notices. Whenever under this Agreement provision is made for any payment, demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally, delivered to Federal Express or another reliable courier service which provides written evidence of delivery, or sent by United States certified mail, return receipt requested, postage and any other fees prepaid, addressed to the party(ies) at the addresses set forth below or at such address as either party may advise the other in writing from time-to-time.

To LICENSOR:	c/o CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Attention:

To OPERATOR at:	Cardivan Company
5195 Las Vegas Boulevard South
Las Vegas, Nevada 89119
Attn.: Sean T. Higgins

Notices given hereunder shall be deemed to have been given on the date of personal delivery, the date the certified mail receipt is signed by the recipient, or two (2) business days after delivery to a courier service. If the recipient fails or refuses to sign the certified mail receipt or refuses delivery by the courier, such notice shall be deemed to have been given on the third business day After it has been properly sent or delivered to the courier.

9.3                                 Form and Construction. The headings used in this Agreement are for convenience of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement. As used in this Agreement the masculine gender shall include the feminine and the singular form of words shall include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to.conform with the subject matter actually existing. The language of this Agreement shall be construed as a whole and not strictly for or against either of the parties regardless of who drafted or was principally responsible for drafting this Agreement or any of its specific terms or conditions.

9.4                                 Binding Effect. This Agreement is binding on and shall inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

9.5                                 Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held unenforceable in any respect, its unenforceability shall not affect any other provision, and the Agreement shall be construed as if the unenforceable provision had never been included.

9.6                                 Other Instruments. The parties agree that they will execute any additional instruments and documents and perform any acts necessary or convenient to carry out the terms of this Agreement.

9.7                                 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed an original for all purposes.

9.8                                 Entire Agreement. This Agreement with any addenda hereto, the exhibits and schedules hereto and any documents incorporated herein, represents the entire agreement between the parties with respect to the subject matter hereto, supersedes all other proposals, agreements, representations, and covenants, oral or written, and any such prior agreements are hereby expressly terminated. Any modification to this Agreement, unless otherwise indicated herein, must be in writing and signed by both parties.

9.9                                 Survival. The provisions of Section 2.7 (c) and (d) (“License of Trade Names”), Section 2.9 (“Expenses”), Section 3.10 (“Removal of Gaming Devices”), Section 6 (“Representations and Warranties”), Section 7.3 (“Waiver of Subrogation”), Section 7.5 (“Mutual Indemnification”), Section 8.6 (“Events Upon Termination”), Section 9.15 (“Attorneys’ Fees”), Section 9.16 (“Governing Law”) and Section 9.18 (“Confidentiality”) shall survive the expiration or earlier cancellation or termination of the Agreement.

9.10                           Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties or by any third party to create the relationship of landlord and tenant, sublandlord and subtenant, principal and agent, partnership or joint venture, employer-employee or to create any association between the parties except as described herein. Neither party shall have the power to obligate or bind the other party in any manner whatsoever.

9.11                           No Third-Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended to confer any right or remedy upon any person or entity other than the parties to this Agreement and their permitted successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person or any party to this Agreement, and no provision shall give any third party any right to subrogation or action over or against any party to this Agreement.

9.12                           Assigment. OPERATOR shall not assign, sublicense, subcontract or otherwise transfer this Agreement, in whole or in part, or any rights, responsibilities, obligations, or licenses hereunder, without the prior, written consent of LICENSOR, which consent shall not be unreasonably withheld. As a condition to the consent by LICENSOR, the proposed transferee shall agree in writing to be fully bound by the duties and obligations of OPERATOR under this Agreement. Notwithstanding the foregoing, OPERATOR may assign this Agreement to a wholly-owned subsidiary of Herbst Gaming, Inc. without such prior written approval of LICENSOR upon written notice to LICENSOR.

9.13                           Waiver. A waiver or indulgence of any breach of any term, condition, covenant or warranty contained in this Agreeient shall not be deemed or construed as a waiver of any other provisions, affect the validity of the remainder of this Agreement or constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof. A waiver of any right, provision or remedy by any party shall not be valid unless executed in writing by the party making such waiver.

9.14                           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

9.15                           Attorneys’ Fees. Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of these Articles or the rights or duties of any persons in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for their attorneys’ fees in such litigation or in a separate action brought for that purpose.

9.16                           Governing Law. This Agreement, its interpretation, validity and the performance hereof shall be governed by and construed in accordance with the laws of the State of Nevada.

9.17                           Corporate Authority. The parties to this Agreement represent that the signatories herebelow are fully authorized and empowered by valid corporate resolution to execute this Agreement and bind the parties on whose behalf they sign same.

9.18                           Confidentiality. This Agreement and its Exhibits, and the information contained therein (including but not limited to the Rental Fees payable to LICENSOR by OPERATOR with respect to the various locations), are confidential and of a proprietary nature, and the parties each agree that they will not disclose such information or copies of these documents to any one not a party hereto without the prior written consent of the other party except by reason of court order after notice to the other party, or to any Gaming Authority having jurisdiction over the properties and businesses subject to the Agreement.

9.19                           Prior Agreements. This Agreement supersedes and replaces all prior agreements pertaining to the subject matter herein between OPERATOR and LICENSOR’s predecessor in interest, Albertson’s, Inc., including but not limited to that certain Settlement Agreement dated November 18, 1999 among OPERATOR, Corral United, Inc., Jackpot Enterprises, Inc., and Albertson’s, Inc.

9.20                          Right to Negotiate & Right of First Refusal. LICENSOR agrees that should it decide to conduct gaming operations in any of the CVS Stores listed in Exhibit “B”, or any new Stores added consistent with Section 2.3 above, during the term of this Agreement, then OPERATOR shall have the right to negotiate with LESSOR or its Affiliates, however, should any independent third party make a bona fide offer exceeding that of OPERATOR, then OPERATOR shall have the right to match said offer subject to all terms and conditions thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEVADA CVS PHARMACY, L.L.C.	CARDIVAN COMPANY

/s/ Robert T. Marcello	/s/ Edward J. Herbst
By: Robert T. Marcello	EDWARD J. HERBST
Its: Vice President	President

HENDERSON CVS, L.L.C.

/s/ Robert T. Marcello
By: Robert T. Marcello
Its: Vice President

DESERT EASTERN CVS, L.L.C.

/s/ Robert T. Marcello
By: Robert T. Marcello
Its: Vice President

MARYLAND PARKWAY CVS, L.L.C.

/s/ Robert T. Marcello
By: Robert T. Marcello
Its: Vice President

CVS 2989 LAS VEGAS, L.L.C

/s/ Robert T. Marcello
By: Robert T. Marcello
Its: Vice President

SENIP CVS, L.L.C.

/s/ Robert T. Marcello
By: Robert T. Marcello
Its: Vice President

EXHIBIT A

SAV ON DRUG LOCATIONS

CVS Store Number	Street Address (Albertson’s Store Number)	Number of Gaming Devices	Monthly Rent as of July 1, 2006

8799	1360 East Flamingo, Las Vegas (9035)	13	RCT
8809	4014 South Rainbow, Las Vegas (9050)	10	RCT
8788	1812 East Charleston, Las Vegas (9022)	10	RCT
8808	2011 East Lake Mead, North Las Vegas (9049)	10	RCT
8785	268 North Jones, Las Vegas (9015)	10	RCT
8790	3550 West Sahara, Las Vegas (9024)	15	RCT
8812	9100 West Sahara, Las Vegas (9054)	15	RCT
8806	1250 West Seventh Street, Reno (9045)	10	RCT
8792	680 North McCarran, Sparks (9027)	13	RCT
8793	285 East Plumb Lane, Reno (9028)	13	RCT
8803	2855 South Nellis, Las Vegas (9042)	10	RCT
8786	2560 East Desert Inn, Las Vegas (9018)	10	RCT
8824	4411 East Bonanza, Las Vegas (9087)	10	RCT
8823	6150 West Lake Mead, Las Vegas (9082)	10	RCT
8796	7251 South Eastern, Las Vegas (9032)	10	RCT
8821	8320 West Cheyenne, Las Vegas (9076)	15	RCT
8798	5985 West Tropicana, Las Vegas (9034)	10	RCT
8804	1408 West Craig, Las Vegas (9043)	10	RCT
8822	2594 Wigwam, Henderson (9077)	10	RCT
8787	1551 West Sunset, Henderson (9020)	10	RCT
8791	8580 West Charleston, Las Vegas (9025)	10	RCT
8789	100 South Highway 160, Pahrump (9023)	10	RCT
8800	6705 East Lake Mead, Las Vegas (9038)	15	RCT
8805	3810 East Sunset, Las Vegas (9044)	10	RCT
8810	2555 South Maryland, Las Vegas (9052)	10	RCT
8794	1600 North Buffalo, Las Vegas (9030)	15	RCT
8795	2662 West Horizon Ridge, Henderson (9031)	10	RCT
8807	5681 Boulder Highway, Las Vegas (9048)	10	RCT
8782	7007 West Ann Road, Las Vegas (9010)	10	RCT
8811	2100 West Charleston, Las Vegas (9053)	10	RCT
8783	9715 South Maryland, Las Vegas (9012)	15	RCT
8784	8116 S, Las Vegas Blvd., Las Vegas (9014)	10	RCT
8814	2525 South Buffalo, Las Vegas (9056)	15	RCT
8779	220 Fairview Lane, Carson City (9003)	10	RCT
8780	10400 West Charleston, Las Vegas (9007)	10	RCT
8778	3485 East Owens, North Las Vegas (9001)	10	RCT
8815	9350 West Lake Mead, Las Vegas (9057)	15	RCT
8827	6100 Spring Mountain, Las Vegas (9096)	10	RCT
8817	4810 West Ann, Las Vegas (9062)	10	RCT
8819	4800 West Charleston, Las Vegas (9071)	10	RCT

8801	550 West Idaho, Elko (9039)*	5*	RCT

*(not listed in agreement)

1

CVS Store Number	Street Address (Albertson’s Store Number)	Corporate Entity	FID #

8799	1360 East Flamingo, Las Vegas (9035)	Nevada CVS Pharmacy, LLC	20-3622800
8809	4014 South Rainbow, Las Vegas (9050)	Nevada CVS Pharmacy, LLC	20-3622800
8788	1812 East Charleston, Las Vegas (9022)	Nevada CVS Pharmacy, LLC	20-3622800
8808	2011 East Lake Mead, North Las Vegas (9049)	Nevada CVS Pharmacy, LLC	20-3622800
8785	268 North Jones, Las Vegas (9015)	Nevada CVS Pharmacy, LLC	20-3622800
8790	3550 West Sahara, Las Vegas (9024)	Nevada CVS Pharmacy, LLC	20-3622800
8812	9100 West Sahara, Las Vegas (9054)	Nevada CVS Pharmacy, LLC	20-3622800
8806	1250 West Seventh Street, Reno (9045)	Nevada CVS Pharmacy, LLC	20-3622800
8792	680 North McCarran, Sparks (9027)	Nevada CVS Pharmacy, LLC	20-3622800
8793	285 East Plumb Lane, Reno (9028)	Nevada CVS Pharmacy, LLC	20-3622800
8803	2855 South Nellis, Las Vegas (9042)	Nevada CVS Pharmacy, LLC	20-3622800
8786	2560 East Desert Inn, Las Vegas (9018)	Desert Eastern CVS, L.L.C.	02-0627305
8824	4411 East Bonanza, Las Vegas (9087)	Nevada CVS Pharmacy, LLC	20-3622800
8823	6150 West Lake Mead, Las Vegas (9082)	Senip CVS, L.L.C.	88-0488495
8796	7251 South Eastern, Las Vegas (9032)	Nevada CVS Pharmacy, LLC	20-3622800
8821	8320 West Cheyenne, Las Vegas (9076)	Nevada CVS Pharmacy, LLC	20-3622800
8798	5985 West Tropicana, Las Vegas (9034)	Nevada CVS Pharmacy, LLC	20-3622800
8804	1408 West Craig, Las Vegas (9043)	Nevada CVS Pharmacy, LLC	20-3622800
8822	2594 Wigwam, Henderson (9077)	Nevada CVS Pharmacy, LLC	20-3622800
8787	1551 West Sunset, Henderson (9020)	Nevada CVS Pharmacy, LLC	20-3622800
8791	8580 West Charleston, Las Vegas (9025)	Nevada CVS Pharmacy, LLC	20-3622800
8789	100 South Highway 160, Pahrump (9023)	Nevada CVS Pharmacy, LLC	20-3622800
8800	6705 East Lake Mead, Las Vegas (9038)	Nevada CVS Pharmacy, LLC	20-3622800
8805	3810 East Sunset, Las Vegas (9044)	Nevada CVS Pharmacy, LLC	20-3622800
8810	2555 South Maryland, Las Vegas (9052)	Maryland Parkway CVS, L.L.C.	88-0508722
8794	1600 North Buffalo, Las Vegas (9030)	Nevada CVS Pharmacy, LLC	20-3622800
8795	2662 West Horizon Ridge, Henderson (9031)	Nevada CVS Pharmacy, LLC	20-3622800
8807	5681 Boulder Highway, Las Vegas (9048)	Nevada CVS Pharmacy, LLC	20-3622800
8782	7007 West Ann Road, Las Vegas (9010)	Nevada CVS Pharmacy, LLC	20-3622800
8811	2100 West Charleston, Las Vegas (9053)	Nevada CVS Pharmacy, LLC	20-3622800
8783	9715 South Maryland, Las Vegas (9012)	Henderson CVS, L.L.C.	04-3613721
8784	8116 S, Las Vegas Blvd., Las Vegas (9014)	Nevada CVS Pharmacy, LLC	20-3622800
8814	2525 South Buffalo, Las Vegas (9056)	Nevada CVS Pharmacy, LLC	20-3622800
8779	220 Fairview Lane, Carson City (9003)	Nevada CVS Pharmacy, LLC	20-3622800
8780	10400 West Charleston, Las Vegas (9007)	Nevada CVS Pharmacy, LLC	20-3622800
8778	3485 East Owens, North Las Vegas (9001)	Nevada CVS Pharmacy, LLC	20-3622800
8815	9350 West Lake Mead, Las Vegas (9057)	Nevada CVS Pharmacy, LLC	20-3622800
8827	6100 Spring Mountain, Las Vegas (9096)	Nevada CVS Pharmacy, LLC	20-3622800
8817	4810 West Ann, Las Vegas (9062)	CVS 2989 Las Vegas, L.L.C.	68-0484179
8819	4800 West Charleston, Las Vegas (9071)	Nevada CVS Pharmacy, LLC	20-3622800

8801	550 West Idaho, Elko (9039)*	Nevada CVS Pharmacy, LLC	20-3622800

*(not listed in agreement)

2

EXHIBIT B

STORE	ENTITY NAME	ADDRESS	CITY	STATE	ZIP

02928	Warm Springs Road CVS, L.L.C.	1825 E. Warm Springs Rd.	Las Vegas	NV	89119
02929	Craig Road CVS, L.L.C.	7190 W. Craig Rd.	Las Vegas	NV	89129
02930	Flamingo Road CVS, L.L.C.	4595 E. Flamingo Rd.	Las Vegas	NV	89121
02948	CVS 2948 Henderson, L.L.C.	630 S. Green Valley Pkwy	Henderson	NV	89052
02955	Desert Inn CVS, L.L.C.	3290 S. Fort Apache Rd.	Las Vegas	NV	89117
02989	VS 2989 Las Vegas, L.L.C.	4755 West Ann Rd.	North Las Vegas	NV	89031
02990	Senip CVS, L.L.C.	6391 W. Lake Mead Blvd	Las Vegas	NV	89108
03172	Washington Lamb CVS, L.L.C.	4391 E. Washington Ave	Las Vegas	NV	89110
03210	CVS 3210 Las Vegas, L.L.C.	3758 Las Vegas Blvd., South	Las Vegas	NV	89109
04495	North Las Vegas CVS, L.L.C.	5545 El Camino Al Norte	North Las Vegas	NV	89031
04784	Desert Buffalo CVS, L.L.C.	3270 S. Buffalo Dr	Las Vegas	NV	89117
04786	Maryland Parkway CVS, L.L.C.	2735 S. Maryland Pkwy	Las Vegas	NV	89109
05043	Henderson CVS, L.L.C.	9695 S. Maryland Pkwy	Las Vegas	NV	89123
05068	Russell Ft. Apache CVS, L.L.C.	9405 W. Russell Rd.	Las Vegas	NV	89148
05113	Warm Springs Rainbow CVS, L.L.C.	7295 S. Rainbow Blvd.	Las Vegas	NV	89118
05144	Lake Mead Las Vegas CVS, L.L.C.	1425 W. Lake Mead Blvd.	Las Vegas	NV	89106
05286	Henderson Horizon CVS, L.L.C.	21 W. Horizon Ridge Parkway	Henderson	NV	89012
05792	Desert Eastern CVS, L.L.C.	2425 E. Desert Inn Rd.	Las Vegas	NV	89121
05811	Sunset Henderson CVS, L.L.C.	1990 W. Sunset Rd.	Henderson	NV	89014
05942	Sagev CVS, L.L.C.	7285 S. Durango Dr.	Las Vegas	NV	89113
06717	Valley Verde NV CVS, L.L.C.	60 North Valle Verde Dr.	Henderson	NV	89074
06867	Harmon Las Vegas CVS, L.L.C.	4490 Paradise Rd.	Las Vegas	NV	89109
07252	Las Vegas NV CVS, L.L.C.	3655 W. Craig Rd.	North Las Vegas	NV	89032
00082	CVS 75156 NV, L.L.C.	Centennial Pkwy & Losee Rd.	Las Vegas	NV	89081
07251	CVS 7251 NV. L.L.C.	7285 Aliante Pkwy	North Las Vegas	NV	89084